As filed with the Securities and Exchange Commission on April 30, 1999
                                                            File No. 333-

================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                         ------------------------
                                 FORM S-8
                           REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933

                         -------------------------

                           Brunswick Corporation
          (Exact Name of Registrant as Specified in its Charter)

            Delaware                                  36-0848180
 (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

         1 North Field Court
         Lake Forest, Illinois                            60045-9811
(Address of Principal Executive Offices)                  (Zip Code)

                         The Brunswick Rewards Plan
                   The Brunswick Retirement Savings Plan
                         (Full Title of the Plans)

                               Mary D. Allen
               Vice President, General Counsel and Secretary
                           Brunswick Corporation
                            1 North Field Court
                      Lake Forest, Illinois 60045-4811
                                847-735-4700
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                         -----------------------
                      CALCULATION OF REGISTRATION FEE
================================================================================

                                       Proposed       Proposed
Title of Class                          Maximum       Maximum
of Securities          Amount           Offering      Aggregate       Amount of
   to be                to be           Price Per     Offering      Registration
 Registered           Registered        Share(1)      Price              Fee
--------------------------------------------------------------------------------

Common Stock
($0.75 par value)    1,000,000 Shares   $22.2187     $22,218,700      $6,176.80
================================================================================

(1) Pursuant to Rule 457(h)(1), computed on the basis of the average of the high and low sales prices on April 23, 1999.


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                                  PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The contents of the earlier Registration Statement on Form S-8 relating to the Brunswick Retirement Savings Plan for Salaried Employees, the Brunswick Retirement Savings Plan for Hourly Employees and the Brunswick Retirement Savings Plan for Wisconsin Bargaining Unit Hourly Employees, File No. 33-65217, are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by Brunswick Corporation, a Delaware corporation (the "Corporation"), with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 1-1043, are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) the Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (b) the Corporation's Current Reports on Form 8-K filed January 8 and March 2, 1999;

         (c) the Corporation's amended Current Report on Form 8-K/A filed January 12, 1999;

         (d) the description of the Corporation's Common Stock, $0.75 par value (the "Common Stock"), contained on pages 8-9 of the Prospectus filed as part of Amendment No. 1 to the Corporation's Registration Statement No. 33-45772 filed with the Commission on April 30, 1992, including any amendment or report filed with the Commission for the purpose of updating such description; and

         (e) the description of the Corporation's Preferred Share Purchase Rights contained in the Corporation's Registration Statement filed on Form 8-A on March 14, 1996, including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the securities to be issued under the Plans has been passed upon for the corporation by Mary D. Allen, Vice President, General Counsel and Secretary of the Corporation, who holds 13,134 shares of Common Stock and options to acquire an additional 70,000 shares of Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, under which the Corporation is organized, empowers a corporation, subject to certain limitations, to indemnify its officers, directors, employees and agents, or others acting in similar capacities for other entities at the request of the Corporation, against certain

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expenses, including attorneys' fees, judgments, fines and other amounts which may be paid or incurred by them in their capacities as such directors, officers, employees or agents.

         The Certificate of Incorporation of the Corporation authorizes the board of directors to indemnify directors, officers, employees or agents of the Corporation to the fullest extent that is lawful.

         The Corporation's By-laws authorize the board of directors to indemnify directors, officers, employees and agents in the same circumstances set forth in the Certificate of Incorporation. The By-laws also authorize the Corporation to purchase liability insurance on behalf of directors, officers, employees and agents and to enter into indemnity agreements with directors, officers, employees and agents.

         The Corporation has entered into indemnification agreements with its directors and its officers which provide broader indemnification than the indemnification specifically available under section 145 of the Delaware statute. The agreements provide that the Corporation will indemnify its directors and its officers, to the fullest extent permitted by the Corporation's Certificate of Incorporation (and that is otherwise lawful) against expenses (including attorneys' fees), judgments, fines, taxes, penalties and settlement payments incurred by reason of the fact that they were directors or officers of the Corporation. Unlike section 145, this indemnification would, to the extent that it is lawful, cover judgments, fines and amounts paid in settlement of claims against the director or officer by or in the right of the Corporation.

         The Corporation is the owner of an insurance policy which covers the Corporation for certain losses incurred pursuant to indemnification obligations set forth above during any policy year, subject to specified exclusions, terms and conditions. The policy also covers the officers and directors of the Corporation for certain of such losses if they are not indemnified by the Corporation.

         The Corporation is also the owner of an insurance policy which would reimburse it for certain losses incurred by it pursuant to its fiduciary obligations under the Employee Retirement Income Security Act of 1974, subject to specified exclusions, terms and conditions. This policy also covers the officers, directors and employees of the Corporation for certain of their losses incurred as fiduciaries under such Act, subject to specified exclusions, terms and conditions.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         See the Exhibit Index which is incorporated herein by reference.

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i)      To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

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                  (iii)    To include any material information with respect
                           to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Forest, Illinois, on April 29, 1999.

                                    BRUNSWICK CORPORATION


                                    By: /s/ VICTORIA J. REICH
                                       ----------------------------
                                             Victoria J. Reich
                                             Vice President and Controller

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 1999.

Signature                           Title
---------                           -----

Peter N. Larson                     Chairman and Chief Executive
                                    Officer (Principal Executive Officer)
                                    and Director

Peter B. Hamilton                   Senior Vice President and
                                    Chief Financial Officer
                                    (Principal Financial Officer)

Victoria J. Reich                   Vice President and Controller
                                    (Principal Accounting Officer)

Nolan D. Archibald                  Director

Jeffrey L. Bleustein                Director

Michael J. Callahan                 Director

Manuel A. Fernandez                 Director
                                                   By: /s/ VICTORIA J. REICH
                                                      -----------------------
Peter Harf                          Director                Victoria J. Reich
                                                             Attorney-in-fact
Jay W. Lorsch                       Director

Rebecca P. Mark                     Director

Bettye Martin Musham                Director

Kenneth Roman                       Director

Robert L. Ryan                      Director

Roger W. Schipke                    Director


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                               EXHIBIT INDEX


Exhibit
Number       Description of Exhibit
-------      ----------------------
4.1          The Brunswick Rewards Plan.......................................

4.2          The Brunswick Retirement Savings Plan, as amended................

5.1          Opinion of Mary D. Allen, Vice President, General Counsel and
                   Secretary of the Corporation...............................

      The Registrant hereby undertakes that it will submit, or has submitted, each of the Plans and any amendments thereto to the Internal Revenue Service ("IRS"), and has made or will make all changes required by the IRS in order to qualify the Plans.

23.1              Consent of Mary D. Allen, Vice President, General Counsel and
                        Secretary of the Corporation (included in Exhibit 5.1)

23.2              Consent of Arthur Andersen LLP..............................

24.1              Powers of Attorney..........................................


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